EX-99.g.1.b

December 1, 2021

State Street Bank and Trust Company

One Heritage Drive

North Quincy, Massachusetts 02171

Attention: Derek Hunter, Vice President

Re: Aberdeen Funds Changes to Appendix A

Ladies and Gentlemen:

Pursuant to the Agreement, this letter is to provide notice of the creation of Aberdeen International Sustainable Leaders Fund, Aberdeen Global High Income Fund and Aberdeen Global Equity Impact Fund, a new series of Aberdeen Funds (the “New Series”).

In accordance with Section 21.6 (Additional Portfolios) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned New Series under the terms of the Agreement.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by returning an executed copy of this letter agreement.

Sincerely,

ABERDEEN INTERNATIONAL SUSTAINABLE LEADERS FUND
ABERDEEN GLOBAL HIGH INCOME FUND
ABERDEEN GLOBAL EQUITY IMPACT FUND

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Vice President

APPENDIX A

to

Master Custodian Agreement

Effective June 1, 2010

As Amended December 1, 2021

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Aberdeen Funds

Aberdeen U.S. Sustainable Leaders Smaller Companies Fund

(formerly, Aberdeen Focused U.S. Equity Fund)

Aberdeen U.S. Small Cap Equity Fund

(formerly, Aberdeen Small Cap Fund)

Aberdeen China A Share Equity Fund

(formerly, Aberdeen China Opportunities Fund)

Aberdeen Global Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Emerging Markets Sustainable Leaders Fund

(formerly, Aberdeen International Equity Fund)

Aberdeen Global Absolute Return Strategies Fund

(formerly, Aberdeen Global Unconstrained Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Intermediate Municipal Income Fund

(formerly, Aberdeen Tax-Free Income Fund)

Aberdeen U.S. Sustainable Leaders Fund

(formerly, Aberdeen U.S. Multi-Cap Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

(formerly, Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Ultra Short Municipal Income Fund

Aberdeen International Sustainable Leaders Fund

Aberdeen Global High Income Fund

Aberdeen Global Equity Impact Fund

The India Fund, Inc.

Aberdeen Emerging Markets Equity Income Fund, Inc.

Aberdeen Income Credit Strategies Fund

Aberdeen Standard Global Infrastructure Income Fund